UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38608 (Commission File Number)	30-1135279 (IRS Employer Identification No.)

One Commerce Square, 24th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 627-4716

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 11, 2025, Datavault AI Inc. (“Datavault”) issued a press release announcing the payment date for the Dream Bowl 2026 Meme Coin tokens (such tokens, the “Meme Coins”) to certain Datavault securityholders and holders of common stock of Scilex Holding Company (“Scilex”), as more fully described below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by Datavault, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously announced, on November 11, 2025, Datavault announced that its board of directors (the “Datavault Board”) declared a dividend (the “Datavault Distribution”) of Meme Coins to the holders of the following Datavault securities in each case as of the close of business on November 25, 2025 (such date, subject to the right of the board of directors of Datavault to change to a later date, the “Record Date”): (i) Datavault’s common stock, par value $0.0001 per share (such stock, the “Datavault Common Stock” and such record holders, the “Record Datavault Common Holders”), (ii) certain warrants to purchase Datavault Common Stock that have not been exercised and settled prior to the Record Date (and which have the right to participate in the Distribution pursuant to the terms of their respective warrants) (such record holders, the “Record Datavault Warrant Holders”), (iii) certain convertible promissory notes of Datavault that have not been converted and settled prior to the Record Date (and which have the right to participate in the Distribution pursuant to the terms of their respective notes) (such record holders, the “Record Datavault Note Holders”), and (iv) certain equity awards and/or grants that are issued and outstanding as of the Record Date and which were granted under the Datavault’s stock option, stock incentive or other equity incentive plans that have not been exercised or converted and settled (or in the case of restricted stock awards, that have not yet vested) prior to the Record Date and which are entitled to participate in the Distribution pursuant to the terms of their respective awards and/or grants (such record holders, the “Record Datavault Award Holders” and together with the Record Datavault Common Holders, the Record Datavault Warrant Holders, and the Record Datavault Note Holders, the “Record Datavault Holders”). The preceding Datavault securities held by the Record Datavault Holders as of the Record Date are collectively referred to herein as the “Datavault Securities”.

Also, as previously announced, in connection with the Datavault Distribution, Datavault will be making a voluntary one-time distribution (the “Scilex Distribution” and together with the Datavault Distribution, the “Distribution”) of Meme Coins to the record holders of Scilex common stock, par value $0.0001 per share (such stock, the “Scilex Common Stock” and such record holders, the “Record Scilex Common Holders”) as of the close of business on the Record Date as a token of Datavault’s appreciation for Scilex’s relationship with Datavault as a significant stockholder of Datavault, licensing partner and co-sponsor of the Dream Bowl XIV event to be held on January 11, 2026.

The Distribution will be made to (i) Record Datavault Holders on the basis of one Meme Coin for each share of Datavault Common Stock held (or underlying the applicable Datavault Securities held) by such holders on the Record Date and (ii) Record Scilex Common Holders on the basis of one Meme Coin for each share of Scilex Common Stock held by such holders on the Record Date. The Distribution will be paid beginning on December 24, 2025 (or such other date as determined by the Datavault Board, the “Payment Date”), subject to the satisfaction of the Payment Conditions (as defined below) by the applicable holder.

For Record Datavault Holders and Record Scilex Common Holders (collectively, the “Record Holders”) to receive their portion of the Distribution, such holders must:

(i) set up a digital wallet with Datavault into which the Meme Coins can be delivered on or after the Payment Date; and

(ii) elect to receive the Distribution by completing, executing and submitting an Opt-In Agreement (the “Opt-In Agreement”) to Datavault’s Information Agent, Alliance Advisors (the “Information Agent”) via the Distribution Website (as defined below) (together, the “Payment Conditions”).

All Record Holders must initiate the process of electing to receive their respective portion of the Distribution by setting up a digital wallet with Datavault and completing the Opt-In Agreement by navigating to http://www.dreambowlcoin.com (the “Distribution Website”) hosted by the Information Agent.

Commencing on December 12, 2025, the Information Agent will mail to the Record Datavault Holders and Record Scilex Common Holders a letter describing the Distribution and informing such holders about the process of electing to receive their respective portion of the Distribution (the “Information Letter”). However, if any Record Datavault Common Holder and/or Record Scilex Common Holder holds its shares of Datavault Common Stock and/or Scilex Common Stock in an account at a brokerage firm, bank, dealer or other similar organization, then such holder holds their shares in “street name” and the organization holding such account should receive the Information Letter from Datavault and will be responsible for further distributing the Information Letter to such holders. The Information Letter instructs Record Holders of Datavault Securities and/or Scilex Common Stock that they must elect to receive their respective portion of the Distribution by accessing the Distribution Website at http://www.dreambowlcoin.com.

On the Distribution Website, Record Holders of Datavault Securities and/or Scilex Common Stock will be able to access an FAQ regarding the Distribution, instructions for setting up a digital wallet with Datavault, and a form of opt-in agreement (the “Opt-In Agreement”) to be completed by each such holder.

Record Holders who do not elect to participate in the Distribution and satisfy the Payment Conditions will not be eligible to receive any payment of the Meme Coins until such time as the Payment Conditions have been satisfied, and in the case of any shares of Datavault Common Stock or Scilex Common Stock held in “street name” with a brokerage firm, bank, dealer or other similar organization, until such time as the Information Agent has also been able to verify such Record Holder’s holdings with such brokerage firm, bank, dealer or other similar organization.

The foregoing summary of the Distribution and the above referenced materials does not purport to be complete and is qualified in its entirety by reference to the full text of the (i) form of information letter distributed to Record Datavault Holders, (ii) form of Opt-In Agreement for Record Datavault Holders, (iii) form of information letter distributed to Record Scilex Common Holders, (iv) form of Opt-In Agreement for Record Scilex Common Holders, (v) sample instructions for setting up a digital wallet with Datavault, and (vi) frequently asked questions regarding the Distribution, copies of which are filed herewith as Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 11, 2025
99.2	Form of Information Letter Distributed to Record Datavault Holders
99.3	Form of Opt-In Agreement for Record Datavault Holders
99.4	Form of Information Letter Distributed to Record Scilex Common Holders
99.5	Form of Opt-In Agreement for Record Scilex Common Holders
99.6	Sample instructions for setting up a digital wallet with Datavault AI Inc.
99.7	Frequently Asked Questions regarding the Dream Bowl 2026 Meme Coin
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

By:	/s/ Brett Moyer
Name:	Brett Moyer
Title:	Chief Financial Officer

Date: December 12, 2025